UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 14, 2019 Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK PAR VALUE $0.001	IMMR	NASDAQ GLOBAL MARKET

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 14, 2019, Anne Marie Peters resigned as Immersion’s Interim Chief Financial Officer immediately and as Immersion’s General Counsel effective May 31, 2019 to pursue other opportunities. Mr. Mike Okada will replace Ms. Peters as General Counsel effective June 10, 2019.

On May 14, 2019, Cal R. Hoagland, a partner in FLG Partners, LLC, a Silicon Valley chief financial officer services and board advisory firm, was retained as the interim Chief Financial Officer of the Company. Mr. Hoagland will serve as the Company’s interim Chief Financial Officer and principal financial and principal accounting officer until such time as the Company completes its on-going search for a new Chief Financial Officer. The Company has retained a search firm and has begun the process of identifying qualified candidates.

Mr. Hoagland, age 62, has been a partner in and member of FLG Partners, LLC since May 2005. Mr. Hoagland has provided interim Chief Financial Officer and interim financial executive services to a number of public and private technology companies while with FLG. Prior to FLG, Mr. Hoagland was CFO for several public technology companies. Earlier in his career he was a manager with Coopers & Lybrand, now Price Waterhouse Coopers. Mr. Hoagland holds a B.S. in Accounting from San Jose State University.

In connection with Mr. Hoagland’s becoming the Company’s interim Chief Financial Officer and principal financial and accounting officer, the Company entered into a consulting agreement with FLG Partners, LLC for the provision of Mr. Hoagland’s services. Pursuant to the Company’s consulting agreement with FLG Partners, LLC, FLG Partners, LLC will be paid at a rate of $450 per hour.

The Company’s consulting agreement with FLG Partners, LLC also requires the Company to indemnify Mr. Hoagland and FLG Partners, LLC in connection with the performance of services for the Company. The consulting agreement has an indefinite term and is terminable by either party upon 30 days’ advance written notice.

The foregoing description of the consulting agreement with FLG Partners, LLC for Mr. Hoagland’s services is qualified in its entirety by reference to the full text of the consulting agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: May 14, 2019	By:	/s/ Amie Peters
Name: Amie Peters
Title: General Counsel